UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

REYNOLDS AMERICAN INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2014, R. J. Reynolds Tobacco Company, an indirect wholly owned subsidiary of Reynolds American Inc. (“RJR Tobacco”), and Santa Fe Natural Tobacco Company, Inc., a wholly owned subsidiary of Reynolds American Inc. (“Santa Fe”), entered into an amendment (the “Amendment”) to the Standard Supplier Agreement, dated August 1, 2003 (the “Agreement”), with Eastman Chemical Company (“Eastman”). RJR Tobacco initially entered into the Agreement with Eastman to meet certain of RJR Tobacco’s filter tow requirements for use in its cigarette production. Subsequent amendments to the Agreement changed, among other things, volume requirements and pricing methods and added Santa Fe as a party. The Amendment, among other things, extends the term of the Agreement, provides volume and pricing terms for Eastman’s sale of triacetin to RJR Tobacco, and further changes the volume requirements, pricing terms and pricing methods for Eastman’s sale of filter tow to RJR Tobacco.

The Agreement was previously filed with the U.S. Securities and Exchange Commission as Exhibit 10.3 to Reynolds American Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 9, 2014

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary